Exhibit 99.1

[LOGO OF PW EAGLE]

FOR:	PW Eagle, Inc.
222 South Ninth Street, Suite 2880
Minneapolis, MN 55402
(Nasdaq-NMS: “PWEI”)

CONTACT:	William H. Spell
Chief Executive Officer, PW Eagle, Inc.
612/305-0339

PW EAGLE REVISES FIRST QUARTER EARNINGS

MINNEAPOLIS — May 15, 2003 — PW Eagle, Inc. (Nasdaq-NMS: “PWEI”) today revised its financial results for the three months ended March 31, 2003. In its press release dated April 23, 2003, PW Eagle released its unaudited financial results for the first quarter of 2003. Subsequently, the company revised its net sales for the first quarter downward by approximately 0.5% to reflect certain adjustments that had not been made earlier. As a result, PW Eagle’s net loss for the first quarter was increased from $(0.05) per share to $(0.08) per share. PW Eagle has also revised and updated the proforma historical results related to its recent purchase of Uponor ETI Company (ETI) on March 14, 2003. This proforma information will be available in the company’s filings on Form 8-K/A related to the acquisition and Form 10-Q for the quarter ended March 31, 2003. The proforma information in each of those filings is presented consistent with the rules applicable to each of those forms.

The revised actual results of the first quarter include the results of operations for the recently acquired ETI from March 14, 2003, the date of acquisition. A summary of the unaudited consolidated results for the quarters ending March 31, 2003 and 2002 is set forth in the following table:

Consolidated Income Statement Information

(In thousands, except for per share amounts)

	Three months ended March 31,
	2003	2002
Net sales	$70,567	$53,104
Gross profit	11,100	6,262
Net loss	(556)	(2,635)

Adjustments to reconcile to EBITDA:
Interest	2,588	3,005
Taxes	(345)	(1,635)
Depreciation	2,385	2,258
Amortization	17	—

EBITDA	4,089	993

Basic loss per share	$(0.08)	$(0.39)
Diluted loss per share	$(0.08)	$(0.39)

- more -

The term “EBITDA” refers to earnings before interest, taxes, depreciation and amortization. Its use is not intended to be an alternative to the financial results under generally accepted accounting principles in the United States of America.

About the Company

PW Eagle, Inc. is a leading producer of PVC pipe and also produces polyethylene pipe and water meter boxes. The Company operates thirteen manufacturing facilities in the United States. PW Eagle’s common stock is traded on the Nasdaq National Market under the symbol “PWEI.”

Information Available on our Website

This press release, our periodic reports filed with or furnished to the Securities and Exchange Commission and information presented at our Annual Meeting is available on our website at www.pweagleinc.com under the heading “Investor Relations.”

- financials follow -

PW EAGLE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share amounts)

	THREE MONTHS ENDED MARCH 31,
	2003	2002
NET SALES	$70,567	$53,104
COST OF GOODS SOLD	59,467	46,842

Gross profit	11,100	6,262
OPERATING EXPENSES:
Selling expenses	6,589	5,756
General and administrative expenses	2,820	2,096

	9,409	7,852

OPERATING INCOME (LOSS)	1,691	(1,590)
OTHER EXPENSES (INCOME):
Interest expense	2,588	3,005
Other, net	4	(325)

	2,592	2,680

LOSS BEFORE INCOME TAXES	(901)	(4,270)

INCOME TAX BENEFIT	(345)	(1,635)

NET LOSS	$(556)	$(2,635)

LOSS PER COMMON SHARE:
Basic	$(0.08)	$(0.39)

Diluted	$(0.08)	$(0.39)

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	6,820	6,704
Diluted	6,820	6,704

PW EAGLE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for shares and per share amounts)

ASSETS	MARCH 31, 2003 (Unaudited)	DEC. 31, 2002
CURRENT ASSETS:
Cash and cash equivalents	$2,508	$337
Accounts receivable, net	42,731	19,202
Inventories	60,091	38,917
Deferred income taxes	1,766	1,455
Receivable for purchase price	3,574	—
Other	1,348	650

Total current assets	112,018	60,561

Restricted cash	150	—
Property and equipment, net	75,058	58,899
Goodwill, net	3,651	3,651
Other	11,250	10,291

TOTAL ASSETS	$202,127	$133,402

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Borrowings under revolving credit facility	$46,236	$15,036
Current maturities of long-term debt	4,046	3,027
Accounts payable	36,768	9,344
Book overdraft	5,016	10,310
Accrued liabilities	12,611	9,224

Total current liabilities	104,677	46,941

Other long-term liabilities	9,073	1,817
Long-term debt, less current maturities	18,313	14,750
Financing lease obligation, less current maturities	13,084	13,105
Senior subordinated debt	30,590	30,870

TOTAL LIABILITIES	175,737	107,483

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Series A preferred stock; 7% cumulative dividend; convertible; $2 per share liquidation preference; no par value; 2,000,000 shares authorized; none issued and outstanding	—	—
Undesignated stock, $.01 par value; 14,490,000 shares authorized; none issued and outstanding	—	—
Stock warrants	6,936	6,296
Common stock; $.01 par value; 30,000,000 shares authorized; issued and outstanding 7,173,850 and 7,002,950 shares, respectively	72	70
Class B Common stock, $.01 par value; 3,500,000 shares authorized; none issued and outstanding	—	—
Additional paid-in capital	31,055	30,488
Unearned compensation	(1,080)	(920)
Notes receivable from officers and employees on common stock purchases	(835)	(835)
Accumulated other comprehensive loss	52	74
Retained earnings(accumulated deficit)	(9,810)	(9,254)

Total stockholders’ equity	26,390	25,919

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$202,127	$133,402

# # #